Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2007, except for the impact of reflecting the retroactive application of the change in accounting for planned major maintenance activities as discussed in Notes 1 and 19 which are as of November 9, 2007, relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Current Report on Form 8-K of Nucor Corporation (the “Company”) dated November 9, 2007. We also consent to the incorporation by reference of our report dated February 27, 2007, relating to the financial statement schedule, which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. We also consent to the references to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Charlotte, North Carolina

November 28, 2007